Exhibit 99.1

CHANGES TO M/I HOMES
BOARD OF DIRECTORS

Columbus, Ohio (February 8, 2019) - M/I Homes, Inc. (NYSE: MHO) today announced that Lisa Ingram, President and CEO of White Castle System, Inc., has been appointed to the M/I Homes Board effective February 8, 2019. Ms. Ingram will fill the seat vacated by Sharen Turney who announced her decision to retire from the Board after eight years of service.

In making this announcement, M/I Homes Chairman and CEO Robert H. Schottenstein stated, “We are delighted that Lisa Ingram is joining the M/I Homes Board. Lisa is a proven leader both within her business and the community. She brings extensive retail and marketing expertise to our Board along with strong business acumen.” Mr. Schottenstein continued, “Sharen Turney has served on our Board since 2011 and we will miss her. She has served with great distinction and her counsel, wisdom and guidance have contributed to the success and growth of our business for which we are sincerely grateful. We wish Sharen the very best as she pursues a number of different international business and philanthropic interests.”

In her role as President and CEO of White Castle, Lisa Ingram oversees the business strategy and operation for the entire company; a company whose iconic American brand was first developed by her great-grandfather in 1921. Lisa also serves on the White Castle Board of Directors. She has been recognized in the Restaurant Industry as an NRN Power 50 for several years as well as an Industry Titan by Women’s Foodservice Forum, and a Golden Chain Award winner. In addition, Lisa has long been active and played a leadership role in a number of charitable and community organizations. She currently serves as Chair Elect of the Board of the United Way of Central Ohio, serves on the Board of OhioHealth, a large nonprofit health care provider and system of hospitals, and is a member of the Columbus Partnership.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 111,400 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently are sold under the name Hans Hagen Homes in the Minneapolis/St. Paul, Minnesota market and Pinnacle Homes in the Detroit, Michigan market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, integration of acquisitions, construction defects, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225